Exhibit 99.1

Where Food Comes From, Inc. Reports 2023 Third Quarter Financial Results

Core verification and certification revenue increases but total revenue decreases slightly based on lower hardware sales due primarily to cyclical herd contraction

Third Quarter Highlights – 2023 vs. 2022

●	Verification and certification revenue up 4% to $5.4 million from $5.2 million
●	Product sales decline 23% to $1.2 million from $1.6 million
●	Total revenue down 4% to $7.0 million from $7.3 million
●	Net income decreased 8% to $723,000 from $785,000
●	Diluted EPS flat at $0.13
●	Adjusted EBITDA of $1.2 million vs. $1.3 million
●	Company buys back $855,000 of its stock in Q3, or 60,537 shares; diluted share count drops to 5,658,000 from 6,016,000 year over year

Nine-Month Highlights – 2023 vs. 2022

●	Verification and certification revenue up 8% to $13.9 million from $12.9 million
●	Product sales decline 10% to $3.1 million from $3.5 million
●	Total revenue decreased 2% to $18.4 million from $18.8 million; decline includes impact of one-time $0.9 million contract award in Q1 2022
●	Net income of $1.4 million vs. $1.5 million
●	Diluted EPS of $0.24 vs. $0.25
●	Adjusted EBITDA of $2.5 million vs. $2.8 million
●	Cash generated from operations declined to $2.6 million from $3.0 million
●	Cash & cash equivalents of $3.8 million vs. $4.4 million at 2022 year-end, reflecting impact of stock buybacks
●	Company buys back more than $2.9 million of its stock through first nine months of 2023

CASTLE ROCK, Colorado – November 9, 2023 – Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its third quarter and nine-month period ended September 30, 2023.

“Despite continuing headwinds related to cyclical cattle trends, our core verification and certification revenue increased in both the third quarter and nine-month period,” said John Saunders, chairman and CEO. “These increases reflect growth in our customer base and in the number and type of verifications we are conducting. They also underscore continued momentum in consumer preferences for learning more about how and by whom their food is produced. Lower overall revenue in the third quarter was attributable to a decline in hardware sales due to reduced herd sizes. Hardware sales could continue to be lumpy over the next few quarters until herd sizes begin to cycle back to higher levels. Lower hardware sales also weighed on gross margins, although we continued to deliver solid profitability in the quarter and year-to-date period and will be well positioned to drive profit growth over the long term as we benefit from consumer preferences, continued customer growth and high customer retention rates.

“More recently, we announced another important milestone in our aquaculture initiative with the acquisition of Smart Catch™, a program administered by our Postelsia division that promotes transparency and sustainability in seafood,” Saunders added. “Originally a domestic program of the James Beard Foundation designed to link chefs to place-based seafood sustainability initiatives, Smart Catch has tremendous potential for expansion into other areas of the seafood supply chain, including food service institutions, retailers, seafood distributors, suppliers and producers around the world.”

Third Quarter Results – 2023 vs. 2022

Revenue in the third quarter ended September 30, 2023, declined 4% to $7.0 million from $7.3 million. The decline primarily reflected fewer cattle in the supply chain due primarily to cyclical herd contraction.

Revenue mix included:

●	Verification and certification services, up 4% to $5.4 million from $5.2 million.
●	Product revenue, down 23% to $1.2 million from $1.6 million.
●	Consulting revenue of $0.4 million versus $0.5 million.

Gross profit in the third quarter decreased to $2.9 million from $3.2 million.

Selling, general and administrative expense was 9% lower year over year at $1.9 million compared to $2.1 million.

Operating income was 12% lower at $0.9 million versus $1.1 million.

Net income was $723,000, or $0.13 per diluted share, down 8% from $785,000, or $0.13 per diluted share.

Adjusted EBITDA in the third quarter was down slightly at $1.2 million from $1.3 million.

The Company bought back $855,000 of its common stock in the third quarter, or 60,537 shares. The diluted share count was reduced to 5,658,000 from 6,016,000 year over year.

Nine Month Results – 2023 vs. 2022

Total revenue through the first nine months of 2023 decreased 2% to $18.4 million from $18.8 million in the same period last year. The decrease was due to lower hardware sales and the non-recurrence of a large contract award in the first quarter of 2022.

Revenue mix included:

●	Verification and certification services, up 8% to $13.9 million from $12.9 million.
●	Product revenue, down 10% to $3.1 million from $3.5 million.
●	Consulting revenue of $1.3 million compared to $2.4 million in the prior year period when the Company booked a $0.9 million, non-recurring order from a Japanese government entity.

Gross profit through nine months was $7.5 million versus $7.7 million in the year-ago period.

Selling, general and administrative expense was essentially flat at $5.7 million.

Operating income was lower at $1.8 million vs. $2.0 million.

Net income through nine months was $1.4 million, or $0.24 per diluted share, compared to net income of $1.5 million, or $0.25 per diluted share, in the same period last year.

Adjusted EBITDA through nine months was $2.5 million versus $2.8 million a year ago.

The cash and cash equivalents balance at September 30, 2023, declined to $3.8 million from $4.4 million at 2022 year-end due primarily to the Company’s investment in its share repurchase program. Through the first nine months of 2023, the Company bought back more than $2.9 million of its shares.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289
International: 1-201-689-8341
Conference Code: 13742404

Phone replay:

A telephone replay of the conference call will be available through December 7, 2023, as follows:
Domestic Toll Free: 1-877-660-6853
International: 1-201-612-7415
Conference Code: 13742404

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic, and Postelsia units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership, expectations for hardware sales to be uneven, expectations for profit growth over the long term, expectations for consumer trends to benefit the Company, potential to expand the Smart Catch program internationally, and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for 2023 and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Director, Investor Relations
303-880-9000
jpfeiffer@wherefoodcomesfrom.com

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands, except per share amounts)	2023	2022	2023	2022
Revenues:
Verification and certification service revenue	$5,359	$5,169	$13,944	$12,917
Product sales	1,221	1,588	3,130	3,473
Consulting revenue	431	508	1,330	2,362
Total revenues	7,011	7,265	18,404	18,752
Costs of revenues:
Costs of verification and certification services	3,123	2,900	8,055	7,261
Costs of products	681	826	1,804	1,885
Costs of consulting	341	359	1,030	1,899
Total costs of revenues	4,145	4,085	10,889	11,045
Gross profit	2,866	3,180	7,515	7,707
Selling, general and administrative expenses	1,920	2,106	5,741	5,697
Income from operations	946	1,074	1,774	2,010
Other income/(expense):
Dividend income from Progressive Beef	50	50	150	150
Gain on sale of assets	-	-	5	-
Impairment of digital assets	-	(42)		(42)
Loss on foreign currency exchange	(2)	-	(6)	(35)
Other income, net	16	1	36	2
Interest expense	(1)	-	(3)	(2)
Income before income taxes	1,009	1,083	1,956	2,083
Income tax expense	286	298	580	579
Net income	$723	$785	$1,376	$1,504

Per share - net income:
Basic	$0.13	$0.13	$0.25	$0.25
Diluted	$0.13	$0.13	$0.24	$0.25

Weighted average number of common shares outstanding:
Basic	5,599	5,936	5,605	6,019
Diluted	5,658	6,016	5,669	6,101

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands)	2023	2022	2023	2022

Net income	$723	$785	$1,376	$1,504
Adjustments to EBITDA:
Interest expense	1	-	3	2
Income tax expense	286	298	580	579
Depreciation and amortization	153	191	488	583
EBITDA*	1,163	1,274	2,447	2,668
Adjustments:
Stock-based compensation	6	19	38	102
Impairment of digital assets	-	42	-	42
Cost of acquisitions	-	-	-	-
ADJUSTED EBITDA*	$1,169	$1,335	$2,485	$2,812

*Use of Non-GAAP Financial Measures:  Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	September 30,	December 31,
(Amounts in thousands, except per share amounts)	2023	2022
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$3,813	$4,368
Accounts receivable, net of allowance	2,291	2,172
Inventory	1,120	888
Prepaid expenses and other current assets	495	463
Total current assets	7,719	7,891
Property and equipment, net	848	998
Right-of-use assets, net	2,379	2,607
Equity investments	1,191	991
Intangible and other assets, net	2,097	2,340
Goodwill, net	2,946	2,946
Deferred tax assets, net	508	523
Total assets	$17,688	$18,296

Liabilities and Equity
Current liabilities:
Accounts payable	$722	$640
Accrued expenses and other current liabilities	1,345	769
Deferred revenue	1,713	1,278
Current portion of finance lease obligations	13	9
Current portion of operating lease obligations	310	341
Total current liabilities	4,103	3,037
Finance lease obligations, net of current portion	44	37
Operating lease obligation, net of current portion	2,522	2,745
Total liabilities	6,669	5,819

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,511 (2023) and 6,501 (2022) shares issued, and 5,574 (2023) and 5,775 (2022) shares outstanding	6	6
Additional paid-in-capital	12,232	12,145
Treasury stock of 937 (2023) and 727 (2022) shares	(10,184)	(7,263)
Retained earnings	8,965	7,589
Total equity	11,019	12,477
Total liabilities and stockholders’ equity	$17,688	$18,296